U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2007

UCN, INC.

(Exact name of registrant as specified in its charter)

0-26917

(Commission File No.)

Delaware	87-0528557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14870 Pony Express Road, Bluffdale, Utah 84065

(Address of principal executive offices)

(801) 320-3300

(Registrant’s telephone number)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

ECHO Business

Effective January 12, 2007, UCN, Inc., entered into the Agreement and Plan of Acquisition with BenchmarkPortal, Inc., a California corporation (BMP), and certain controlling stockholders of BMP, as reported by UCN in a report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2007. UCN closed the acquisition of BMP on February 9, 2007.

Through the acquisition UCN acquired a call center survey and analysis business, operated under the name of ECHO™. The ECHO business includes: 1) a customer base, of which over half are Fortune 500 companies; 2) automated survey and analysis software and related service offerings; and 3) the related sales, marketing and technical staff.

Under the Agreement BMP merged with and into Every Customer Has Opinions, Inc., a subsidiary formed by UCN to effect the acquisition. Every Customer Has Opinions, Inc., was the surviving corporation and UCN expects it will soon be merged up into UCN to eliminate the administrative burden of maintaining a subsidiary. In the BMP merger all of the outstanding capital stock of BMP was exchanged and converted into the following UCN consideration.

•	UCN paid $500,000 in cash to or for the benefit of the BMP stockholders at closing.

•	UCN issued to the BMP stockholders 1,535,836 shares of its restricted common stock.

•

UCN agreed to pay to the BMP stockholders $2.0 million of additional cash in 36 equal monthly installments of $55,556, subject to adjustment under certain circumstances. Specifically, if monthly recurring revenue from the sale of ECHO services to customers of the ECHO services as of the date of closing falls, after closing, below $265,766 per month (as adjusted down over the payment period based on a 2% annual attrition rate) the monthly payment will be adjusted down dollar for dollar for each monthly shortfall during the first two years of the payment period and 50 cents for each dollar of monthly shortfall in the last year. However, for any months during the payment period that the monthly recurring revenue from the ECHO legacy customers exceeds the required amount, the excess will be accumulated and applied to reduce a monthly shortfall before any reduction in the monthly payment and will also be applied to recoup the portion of any payments in prior months not made because of a shortfall. Payment of the $2.0 million (or lesser adjusted amount) is secured by the ECHO software acquired by Echo Metrics through the merger.

•

UCN agreed to pay to the BMP stockholders a contingent quarterly earnout based on monthly recurring revenue from the sale of ECHO services during the four-year period after closing. If only monthly recurring revenue for each calendar quarter after closing exceeds a base amount of $900,000, UCN will pay to the Security Holders 15% of the revenue in excess of the base for the first year, 16% of the revenue in excess of the base for the second year, 18% of the revenue in excess of the base for the third year, and 20% of the revenue in excess of the base for the last year. The aggregate amount of the contingent quarterly payments cannot exceed $7.0 million. If after giving effect to the distribution of the contingent quarterly payment for a given quarter the total value of the UCN stock issued to the Security Holders is less than 40% of the total consideration paid to date, then the payment for that quarter will be made in shares of common stock of UCN (based on market value at the time of payment) to the extent necessary so that the total consideration paid to the Security Holders is 40% common stock of UCN.

Prior to the closing of the acquisition BMP distributed to its stockholders on a pro rata basis cash and property with a total value of approximately $184,000 into a shareholder representative account to satisfy all remaining liabilities of BMP stockholders. After all liabilities are satisfied under the acquisition agreement, the shareholder representative will distribute all remaining funds to stockholders. In addition, prior to closing the acquisition BMP sold certain assets not used in operating the ECHO business at a total purchase price of $91,000 to BenchmarkPortal, LLC, a Delaware limited liability company formed by Dr. Jon Anton, Bruce Belfiore, and David Machin, all of whom are former officers, directors and principal stockholders of BMP. UCN and BenchmarkPortal have entered into agreements pursuant to which

•

UCN will be entitled to use on an exclusive basis for a term of three years BenchmarkPortal’s “RealityCheck™” service with prospects for UCN services to facilitate the sales effort in exchange for payment to BenchmarkPortal of a fee based on revenue generated by prospects who become customers of UCN following the RealityCheck™ service, and

•

UCN will be entitled to offer, for a term of three years, through its sales channel, as an independent sales agent, other services of BenchmarkPortal in exchange for a sales commission equal to a percentage of the revenue generated from the sale, which varies depending on the BenchmarkPortal service sold.

There was no material affiliation between BMP and any of its affiliates on the one hand, and UCN and any of its affiliates on the other, prior to the acquisition transaction. UCN used its working capital to make payment of the cash consideration given in the acquisition.

Upon closing of the acquisition, UCN engaged Dr. Jon Anton, an officer and director of BMP, as a consultant under an agreement for a term of 12 months that provides for payment of a monthly retainer of $8,000 to be applied to work performed at the rate of $250 per hour. Dr. Anton will also receive a warrant that vests in equal monthly installments over the first six months of the consulting agreement and is exercisable over a term of three years to buy total of 60,000 shares of UCN common stock at an exercise price of $2.98 per share. The consulting agreement may be terminated by either party on 30 days advance notice.

UCN will employ Anita Rockwell, an officer and director of BenchmarkPortal, on a full-time basis following the closing for a term of one-year. Ms. Rockwell will be responsible for promoting ECHO service sales and be paid an annual salary of $130,000 and receive a commission on sales. UCN will also employ David Machin, an officer and director of BenchmarkPortal, on a full-time basis following the closing for a term of two-years. Mr. Machin will work in ECHO service development and be paid an annual salary of $110,000.

The UCN securities issued in the foregoing transactions were issued in reliance on the exemption set forth in Section 4(2) of the Securities of Act of 1933, and Rule 506 of Regulation D promulgated thereunder. The person acquiring the securities were provided information regarding UCN, BMP and the proposed transaction pursuant to Rule 502(b)(2) of Regulation D. The total number of persons acquiring securities in the transaction was 36, and of this number 12 persons were (based on written representations made at the time of the transaction) “accredited investors” within the meaning of Rule 501(a) of Regulation D.

As reported in its current report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2007, UCN will, as a result of closing the acquisition, issue to ComVest Capital LLC a warrant to purchase 55,000 shares of common stock at an exercise price of $2.90 per share that expires May 23, 2011. The warrant is issued in reliance on the exemption set forth in Section 4(2) of the Securities of Act of 1933, and Rule 506 of Regulation D promulgated thereunder.

Schedule Q

As reported in its current report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2006, UCN entered into a Reseller License Agreement with ScheduleQ, LLC, a Utah limited liability company on October 19, 2006. Under the terms of the license agreement UCN acquired a limited exclusive right and continuing non-exclusive right to market and distribute ScheduleQ software and services to end-users. ScheduleQ software and services consist primarily of a platform-based workforce management system for call centers, which can operate through UCN’s inContact service. At the same time UCN into a Purchase Option Agreement with ScheduleQ and the members of that limited liability company, which grants to UCN the right to acquire ScheduleQ on ro before February 8, 2007. UCN gave notice of the election to purchase Schedule Q to its members on February 8, 2007. To complete the transaction UCN will pay to the former members of ScheduleQ the following consideration:

•

Issue to the members non-interest bearing promissory notes in the in the aggregate principal amount equal $360,676 paid in 48 equal monthly installments, which are secured by the ScheduleQ software code and any improvements thereto;

•	Issue to the members 108,912 restricted common shares of UCN with an aggregate market value of $330,000;

•	Pay liabilities of ScheduleQ in the amount of $256,324; and

•	Pay to the members over a term of 48 months an earnout based on the number of ScheduleQ licenses sold by UCN with a minimum aggregate earnout payment of $100,000 and a maximum of $982,000.

The UCN securities will be issued to the former members of ScheduleQ in reliance on the exemption set forth in Section 4(2) of the Securities of Act of 1933, and Rule 506 of Regulation D promulgated thereunder. Each of the persons receiving UCN securities represented that such person was an “accredited investors” within the meaning of Rule 501(a) of Regulation D.

Item 9.01	Financial Statements and Exhibits

Financial Statements of Business Acquired

The financial statements of BenchmarkPortal, Inc., begin on page 7, below. See the index to the BenchmarkPortal, Inc., financial statements on page 7.

Pro Forma Financial Information

The pro forma financial information giving effect to the acquisition of BenchmarkPortal, Inc., is presented beginning on page 36, below.

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-K.

SEC Ref. No	Description of Document

2.1

Agreement and Plan of Acquisition dated January 12, 2007, including all exhibits except for:

Exhibit A – Articles of Merger, which is presented as Exhibit 2.2;

Exhibit E – Unaudited Financial Statements of BenchmarkPortal, Inc., which are replaced by the annual audited and interim unaudited financial statements included in this report; and

The Disclosure Schedule of BenchmarkPortal, Inc., the contents of which are described in reasonable detail in the Agreement and Plan of Acquisition, is omitted and will be provided supplementally to the Securities and Exchange Commission upon request.

2.2	Articles of Merger dated February 9, 2007

10.1	Reseller License Agreement between UCN and ScheduleQ dated October 19, 2002*

10.2	Purchase Option Agreement between UCN, ScheduleQ, and ScheduleQ Members dated October 19, 2006*

*	These documents were filed as exhibits to the current report on Form 8-K filed by UCN with the Securities and Exchange Commission on October 24, 2006, and are incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCN, INC.

Date: February 12, 2007	By:	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer

BENCHMARKPORTAL, INC.

Index to Financial Statements

Page

Independent Auditor’s Report	8

Balance Sheets as of December 31, 2005 and 2004 (Audited) and September 30, 2006 (Unaudited)	9

Statements of Operations for the Years ended December 31, 2005 and 2004 (Audited) and for the Nine-Month Periods ended September 30, 2006 and 2005 (Unaudited)	10

Statements of Stockholders’ Equity for the Years ended December 31, 2005 and 2004 (Audited) and for the Nine-Month Period ended September 30, 2006 (Unaudited)	11

Statements of Cash Flows for the Years ended December 31, 2005 and 2004 (Audited) and for the Nine-Month Periods ended September 30, 2006 and 2005 (Unaudited)	12

Notes to Financial Statements	14

Deloitte	Deloitte & Touche LLP 299 South Main Street Suite 1900 Salt Lake City, UT USA

Tel: 801-328-4706 Fax: 801-366-7900 www.deloitte.com

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Board of Directors of BenchmarkPortal, Inc.

We have audited the accompanying balance sheets of BenchmarkPortal, Inc. as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche

January 29, 2007

BENCHMARKPORTAL, INC.

Balance Sheets

	(Unaudited) September 30, 2006	December 31,
		2005	2004
Assets
Current assets:
Cash	$393,368	$291,322	$240,347
Receivables, net	527,595	446,691	427,152
Prepaid expenses	19,474	30,909	3,652
Barter credits	108,590	82,548	—
Deferred tax asset	120,323	249,411	238,830
Other current assets	889	17,463	15,577

Total current assets	1,170,239	1,118,344	925,558
Property and equipment, net	330,816	109,058	99,816
Other assets	4,475	9,942	13,817

Total assets	$1,505,530	$1,237,344	$1,039,191

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$96,034	$84,729	$57,341
Accrued liabilities	71,905	70,767	91,437
Related party commissions payable	161,273	149,254	115,078
Deferred revenue	141,889	264,573	92,071
Current portion of capital lease obligation	66,201	—	—

Total current liabilities	537,302	569,323	355,927
Capital lease obligation, long-term portion	62,858	—	—
Deferred tax liability	26,803	20,527	16,863

Total liabilities	626,963	589,850	372,790

Commitments and contingencies (Notes 11, 13, and 14)
Stockholders’ equity:
Series A convertible preferred stock, no par value, 1,280,000 shares authorized, 1,216,666 shares issued and outstanding, (aggregate liquidation preference of $608,000)	602,474	602,474	602,474
Series B convertible preferred stock, no par value, 4,542,000 shares authorized, 4,382,334 shares issued and outstanding (aggregate liquidation preference of $674,205)	481,968	481,968	481,968
Common stock, no par value, 25,000,000 shares authorized, 17,291,979, 17,246,667, and 17,256,667 shares issued and outstanding, respectively	98,312	90,249	90,165
Related party subscription receivable	(87,267)	(87,267)	(87,267)
Accumulated deficit	(216,920)	(439,930)	(420,939)

Total stockholders’ equity	878,567	647,494	666,401

Total liabilities and stockholders’ equity	$1,505,530	$1,237,344	$1,039,191

See accompanying notes to financial statements.

BENCHMARKPORTAL, INC.

Statements of Operations

	(Unaudited) Nine Months Ended September 30,		Years Ended December 31,
	2006	2005	2005	2004
Revenues:
Survey and related services	$2,312,295	$1,702,009	$2,457,156	$1,379,823
Consulting services	692,655	443,720	508,715	1,125,415
Other	12,568	6,505	13,338	5,870

Total revenues	3,017,518	2,152,234	2,979,209	2,511,108

Operating expenses:
Cost of services	964,829	1,023,646	1,433,088	982,943
Selling, general, and administrative	1,685,167	1,005,976	1,595,738	1,236,285

Total operating expenses	2,649,996	2,029,622	3,028,826	2,219,228

Income (loss) from operations	367,522	122,612	(49,617)	291,880

Other income (expense):
Interest income	8,601	3,912	7,384	689
Other	25	(291)	16,325	487
Other income (expense), net	8,626	3,621	23,709	1,176

Income (loss) before income taxes	376,148	126,233	(25,908)	293,056

Income tax expense (benefit):
Current	17,774	10,809	—	—
Deferred	135,364	45,143	(6,917)	94,610
Total income tax expense (benefit)	153,138	55,952	(6,917)	94,610

Net income (loss)	$223,010	$70,281	$(18,991)	$198,446

Net income (loss) per common share:
Basic	$0.01	$0.00	$(0.00)	$0.01

Diluted	$0.01	$0.00	$(0.00)	$0.01

Weighted average common shares outstanding:
Basic	17,267,000	17,235,000	17,238,000	16,103,000

Diluted	23,381,000	23,022,000	17,238,000	22,079,000

See accompanying notes to financial statements.

BENCHMARKPORTAL, INC.

Statements of Stockholders’ Equity

Nine Months Ended September 30, 2006 (Unaudited)

Years Ended December 31, 2005 and 2004

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Common Stock		Related Party Subscription Receivable	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, January 1, 2004	1,216,666	$602,474	4,382,334	$481,968	16,000,000	$2,000	$—	$(619,385)	$467,057
Common stock issued upon exercise of options	—	—	—	—	10,000	500	—	—	500
Expense for options granted to consultants	—	—	—	—	—	398	—	—	398
Common stock issued for subscription receivable	—	—	—	—	1,246,667	87,267	(87,267)	—	—

Net income	—	—	—	—	—	—	—	198,446	198,446

Balance, December 31, 2004	1,216,666	602,474	4,382,334	481,968	17,256,667	90,165	(87,267)	(420,939)	666,401
Common stock issued upon exercise of options	—	—	—	—	22,958	1,148	—	—	1,148
Repurchase and retirement of common stock	—	—	—	—	(32,958)	(1,648)	—	—	(1,648)
Expense for options granted to employees	—	—	—	—	—	584	—	—	584

Net income	—	—	—	—	—	—	—	(18,991)	(18,991)

Balance, December 31, 2005	1,216,666	602,474	4,382,334	481,968	17,246,667	90,249	(87,267)	(439,930)	647,494
Common stock issued upon exercise of options	—	—	—	—	45,312	3,687	—	—	3,687
Expense for options granted to employees	—	—	—	—	—	4,376	—	—	4,376

Net income	—	—	—	—	—	—	—	223,010	223,010

Balance, September 30, 2006 (unaudited)	1,216,666	$602,474	4,382,334	$481,968	17,291,979	$98,312	$(87,267)	$(216,920)	$878,567

See accompanying notes to financial statements.

BENCHMARKPORTAL, INC.

Statements of Cash Flows

	(Unaudited) Nine Months Ended September 30,		Years Ended December 31,
	2006	2005	2005	2004
Cash flows from operating activities:
Net income (loss)	$223,010	$70,281	$(18,991)	$198,446
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Bad debt expense	8,023	5,518	5,125	(10,507)
Depreciation and amortization	74,415	60,185	76,944	35,835
Stock-based compensation	4,376	414	584	398
Deferred taxes	135,364	45,143	(6,917)	94,610
Changes in operating assets and liabilities:
Receivables	(88,927)	102,712	(24,664)	(41,432)
Prepaid expenses	11,435	(36,510)	(27,257)	49,203
Barter credits	(26,042)	(52,010)	(82,548)	—
Other current assets	16,574	(6,102)	(1,886)	90
Other assets	5,467	3,875	3,875	2,817
Accounts payable	11,305	(1,398)	27,388	1,433
Accrued liabilities	1,138	(4,223)	(20,670)	57,034
Related party commissions payable	12,019	(5,405)	34,176	(152,937)
Deferred revenue	(122,684)	129,491	172,502	(185,192)

Net cash provided by operating activities	265,473	311,971	137,661	49,798

Cash flows from investing activities -
Purchases of property and equipment	(158,732)	(75,472)	(86,186)	(46,721)
Cash flows from financing activities:
Payments made on capital lease	(8,382)	—	—	—
Proceeds from exercise of options	3,687	1,148	1,148	500
Repurchase and retirement of common stock	—	(1,648)	(1,648)	—

Net cash (used in) provided by financing activities	(4,695)	(500)	(500)	500

Net increase in cash and cash equivalents	102,046	235,999	50,975	3,577
Cash and cash equivalents at the beginning of the period	291,322	240,347	240,347	236,770

Cash and cash equivalents at the end of the period	$393,368	$476,346	$291,322	$240,347

(Continued)

See accompanying notes to financial statements.

BENCHMARKPORTAL, INC.

Statements of Cash Flows

Concluded

Supplemental Disclosure of Cash Flow Information

Amounts paid for interest and income taxes are as follows:

	(Unaudited) Nine Months Ended September 30,		Years Ended December 31,
	2006	2005	2005	2004
Interest paid	$—	$—	$—	$—

Income taxes paid	$2,216	$387	$1,854	$7,250

During the nine months ended September 30, 2006, the Company acquired equipment in exchange for capital leases totalling $137,441.

See accompanying notes to financial statements.

BENCHMARKPORTAL, INC.

Notes to Financial Statements

1. Description of the Company and Summary of Significant Accounting Policies

Organization

BenchmarkPortal, Inc. (the “Company”), a California corporation, was incorporated in November, 1998 and began operations in Santa Maria, California, in January 1999. It has been dedicated to providing products, services consulting and certification to the customer contact center industry, commonly called the “call center” industry. The Company has two divisions, the Echo Division and the Portal Division.

The larger division is Echo, which stands for “Every Customer Has Opinions”. Echo resulted from a specific request from eBay to design, create and deploy a comprehensive customer satisfaction measurement solution for its customer contact centers. As a result of this, Echo provides hosted satisfaction survey products for the customer contact sector, which are used:

a.      to measure customer satisfaction in near-real time, right down to the agent level;

b.      to monitor and coach agents;

c.      to act as fulcrum for customer recovery systems (i.e. to recoup dissatisfied customers) by pro-actively contacting customers who rate their interaction poorly.

Echo also includes a hosted solution that measures agent satisfaction, called FairCompare. FairCompare allows management to drill down into the causes of agent satisfaction and dissatisfaction, so as to decrease turnover (which is very expensive for contact centers) and increase the probability of agents who create loyalty among customers.

The Portal Division is devoted to benchmarking and related activities for contact centers. Its offerings include:

a.      Reality Check™, which is an on-line benchmarking survey that allows managers to enter their contact center metrics (such as average speed of answer, average talk time, etc.) and receive back reports comparing their performance to other contact centers in the same industry;

b.      In Depth Reality Check™, which is an expanded version of Reality Check, and which provides more metrics and greater managerial information for identifying performance gaps that need to be rectified;

c.      Contact Center Audits, which are short “deep dive” on-site consulting engagements conducted by trained call center consulting professionals;

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

1. Description of the Company and Summary of Significant Accounting Policies Continued

Organization - Continued

d. Contact Center of Excellence™ (CCE) certification, which is awarded to contact centers who score among the top performers in the In Depth Reality Check, and who are also independently tested for customer satisfaction and agent satisfaction to ensure that they merit CCE designation;

e. Industry Benchmarking Reports, which are rich, “off the shelf” benchmarking reports that report industry averages from the database;

f.       One Minute Surveys™, Best Practices Research Reports and White Papers. These are sponsored research projects which focus on hot industry topics.

Basis of Presentation The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Unaudited Information

In the opinion of management, the accompanying unaudited financial statements as of September 30, 2006 and for the nine months ended September 30, 2006 and 2005 contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position and results of operations for the periods shown. The results of operations for the nine month period ended September 30, 2006 are not necessarily indicative of the results to be expected for the full year.

Summary of Significant Accounting Policies

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the
United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, all highly liquid assets with an original maturity at date of purchase of three months or less are considered to be cash equivalents.

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

1. Description of the Company and Summary of Significant Accounting Policies Continued

Cash and Cash Equivalents – Continued

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accountsreceivable is comprised of amounts billed to customers, net of an allowance for uncollectible amounts. The allowance represents estimated losses resulting from customers’ failure to make required payments. The allowance for doubtful accounts is determined by management based on specific identification and a percentage of the aged receivables. Accounts receivable are written off against the allowance when the related customers are no longer making required payments and all other methods of collection have been exhausted.

Barter Credits

The Company receives barter credits in the form of “airline dollars” as payment for goods and services from a major airline customer. Revenue from barter credits was $96,000 for the year ended December 31, 2005 and $90,000 and $60,000 for the nine months ended September 30, 2006 and 2005, respectively. Such barter credits are recorded in the financial statements at fair value based on the goods or services provided in exchange for the credits. All revenues earned by the Company whether paid for through barter credits or other monetary consideration are recognized in accordance with the Company’s established revenue recognition policies.

The Company evaluates the carrying value of barter credits whenever events or circumstances indicate the existence of a possible impairment and recognizes impairment when the fair value of barter credits is less than carrying value or it is probable that the Company will not be able to use all of the remaining barter credits. Management believes the carrying value of barter credits is recoverable because “airline dollars” can be redeemed for any purpose (business travel, bonus compensation to employees, etc.) against the airline’s published airfares, there are no “blackout periods” or other significant restrictions on the use of the credits and historically the Company has been able to use these credits to compensate employees.

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

1. Description of the Company and Summary of Significant Accounting Policies Continued

Property and Equipment

Property and equipment is stated at cost. Major additions and improvements are capitalized, while minor repairs and maintenance costs are expensed when incurred. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets as follows:

Office equipment	2-5 years
Computer hardware and purchased software	2-4 years
Computer software (developed internally)	3 years
IVR equipment installed on customer sites	4 years
Furniture and fixtures	5 years

In accordance with Statement of Position 98-1, “Accounting for Costs of Computer Software Developed or Obtained for Internal Use”, the Company capitalized certain costs incurred for the development of internal use software. These costs include the costs associated with coding and software configuration. During the nine months ended September 30, 2006 and 2005 (unaudited) and the year ended December 31, 2005, the Company did not capitalize any internal use software development costs. During the year ended December 31, 2004 the Company capitalized approximately $1,800.

Accounts Payable

Accounts payable consist of normal trade payables.

Net Income (Loss) Per Common Share

Basic net income (loss) per common share (“Basic EPS”) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income (loss) per common share (“Diluted EPS”) reflects the potential dilution that could occur if stock options or other common stock equivalents were exercised or converted into common stock. Common stock equivalents arising out of stock options, warrants and preferred stock equal to 6,158,912, 5,640,572 and 5,992,291 were outstanding at September 30, 2006 and December 31, 2005 and 2004, respectively. Common stock equivalents were not included in Diluted EPS for the year ended December 31, 2005 because the effect would be anti-dilutive.

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

1. Description of the Company and Summary of Significant Accounting Policies Continued

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payment”, which amended SFAS No. 123, “Accounting for Stock Based Compensation”, which the Company adopted on January 1, 2006. This amendment requires the Company to recognize as compensation expense the fair value of stock options granted for compensation to employees (fair value method). Prior to this amendment and in accordance with SFAS No. 123, the Company elected to recognize as compensation expense the intrinsic value of stock options granted as compensation to employees (intrinsic value method), and to disclose as pro forma compensation the fair value of those stock options. The Company recognizes as compensation expense the fair value of stock options granted as compensation to nonemployees.

During the nine months ended September 30, 2006 (unaudited) the Company recognized compensation expense of $4,376 for options issued to employees under the fair value method as required by SFAS No. 123(R).

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

1. Description of the Company and Summary of Significant Accounting Policies Continued

Stock-Based Compensation – Continued

During the nine months ended September 30, 2005 (unaudited), and the years ended December 31, 2005 and 2004, the Company recognized as compensation expense $56, $75, and $75 related to options issued to employees, respectively, net of related tax effects, under the intrinsic value method. Had the Company elected to recognize as compensation expense the fair value of stock options granted for compensation to employees, the Company’s net income and income per share would have been as follows:

	(Unaudited) Nine Months Ended September 30,	Years Ended December 31,
	2005	2005	2004
Net income (loss), as reported	$70,281	$(18,991)	$198,446
Add stock-based employee compensation expense included in net income, net of related tax effects	56	75	75
Deduct total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(2,389)	(3,181)	(621)

Pro forma net income (loss)	$67,948	$(22,097)	$197,900

Earnings per share:
Basic – as reported	$.00	$.00	$.01

Basic – pro forma	$.00	$.00	$.01

Diluted – as reported	$.00	$.00	$.01

Diluted – pro forma	$.00	$.00	$.01

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

1. Description of the Company and Summary of Significant Accounting Policies Continued

Stock-Based Compensation – Continued

The Company granted stock options during the nine months ended September 30, 2006 and 2005 (unaudited), and the years ended December 31, 2005, and 2004. The Company has estimated the fair value of options granted using the Black-Scholes option-pricing model. The weighted average fair value of the options granted and the assumptions used to estimate fair value are as follows:

	(Unaudited) Nine Months Ended September 30,		Years Ended December 31,
	2006	2005	2005	2004
Number of shares granted	100,000	100,000	125,000	436,300
Weighted average fair value per share	.15	.02	.02	.04
Expected stock price Volatility	93%	93%	93%	93%
Expected life of the options in years	4.2	4.2	4.2	4.2
Expected dividend yield	—	—	—	—
Risk-free-interest rate	4.7%	4.1%	4.1%	3.6%

The Company maintains a 2000 Stock Incentive Plan (the “Plan”) for the benefit of certain employees under which 3,500,000 shares of common stock may be issued. Both incentive and nonqualified stock options may be issued under the Plan. Nonqualified stock options, incentive stock options, and stock options granted to holders of 10% or more of the combined voting power of the Company’s stock shall not have an exercise price that is less than 85%, 100%, and 110% of the fair value of the Company’s shares of common stock on the date of grant, respectively. Each option shall become fully exercisable no later than four years from the date of grant. While stock options may be granted with varying expiration dates, stock options shall not have an expiration date that exceeds ten years from the date of grant.

The Company also has an outstanding warrant granted to a company in November 2000, which warrants the holder to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $.05 per share. This warrant shall be exercisable beginning on the date that is six months after the effective date of an initial public offering of the Company’s common stock, or immediately prior to the effective date of a change in control of the Company. This warrant expires two years after the effective date of an initial public offering of the Company’s stock.

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

1. Description of the Company and Summary of Significant Accounting Policies Continued

Stock-Based Compensation – Continued

The following table summarizes the Company’s stock option activity during the nine months ended September 30, 2006 and 2005 (unaudited), and the years ended December 31, 2005 and 2004:

	(Unaudited) Nine Months Ended September 30,		Years Ended December 31,
	2006	2005	2005	2004
Number of shares:
Outstanding at beginning of period	1,191,500	1,500,000	1,500,000	1,165,700
Granted	100,000	100,000	125,000	436,300
Exercised	(45,312)	(22,958)	(22,958)	(10,000)
Canceled	(94,688)	(410,542)	(410,542)	(92,000)

Outstanding at end of period	1,151,500	1,166,500	1,191,500	1,500,000

Of the 100,000 shares granted in 2006, 25,000 were forfeited when the employee left within the year. The remaining 75,000 options, granted to employees who are still employed by the Company, were granted outside of the Plan, to allow for a $.12 strike price, which is lower than the level allowed under the Plan.

The following table summarizes the Company’s stock options outstanding at September 30, 2006 (unaudited):

	Exercise Price
	$ .05	$ .12	Total
Options outstanding:
Number of shares outstanding	600,200	551,300	1,151,500
Remaining contractual life in years	5.4	8.2	6.7
Weighted average exercise price	$.05	$.12	$.08
Options exercisable:
Number of shares exercisable	580,492	173,979	754,471
Weighted average exercise price	$.05	$.12	$.07

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

The following table summarizes the Company’s stock options outstanding at September 30, 2005 (unaudited):

	Exercise Price
	$ .05	$ .12	Total
Options outstanding:
Number of shares outstanding	646,200	557,300	1,203,500
Remaining contractual life in years	6.4	8.9	7.6
Weighted average exercise price	.05	.12	.08
Options exercisable:
Number of shares exercisable	559,117	87,827	646,944
Weighted average exercise price	.05	.12	.06

The following table summarizes the Company’s stock options outstanding at December 31, 2005:

	Exercise Price
	$ .05	$ .12	Total
Options outstanding:
Number of shares outstanding	646,200	582,300	1,228,500
Remaining contractual life in years	6.1	9.1	7.6
Weighted average exercise price	.05	.12	.08
Options exercisable:
Number of shares exercisable	575,804	124,221	700,025
Weighted average exercise price	.05	.12	.06

The following table summarizes the Company’s stock options outstanding at December 31, 2004:

	Exercise Price
	$ .05	$ .12	Total
Options outstanding:
Number of shares outstanding	1,114,700	457,300	1,572,000
Remaining contractual life in years	7.0	10.0	7.9
Weighted average exercise price	.05	.12	.07
Options exercisable:
Number of shares exercisable	860,887	521	861,408
Weighted average exercise price	.05	.12	.05

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

1. Description of the Company and Summary of Significant Accounting Policies Continued

Other Comprehensive Income

There were no components of other comprehensive income other than net income.

Income Taxes

The Company recognizes a liability or asset for the deferred income tax consequences of all temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets and liabilities are recovered or settled. These deferred income tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Recognition of deferred tax assets is limited to amounts considered by management to be more likely than not of realization in future periods.

Revenue Recognition

Revenue is recognized once persuasive evidence of an arrangement exists, delivery has occurred, the Company’s fee is fixed or determinable, and collectibility is probable. The Company offers the following products and services:

•     The Company offers Echo™ model, a customer satisfaction survey tool to call centers that collects, analyzes and reports real-time customer feedback. Echo™ model is offered via one-year contracts that include an initial setup fee and monthly usage fees. These contracts automatically renew annually until terminated by either party to the contract. Revenue associated with both the setup fee and the first year’s usage fees is recognized ratably over the initial contract year. Thereafter, usage fees are recognized monthly as earned

•     The Company offers long-term consulting and research project services to call centers, typically for a fixed fee that is set in advance of the engagement. Revenues from these fixed-fee consulting engagements are deferred and recognized over the engagement period on a percentage of completion basis.

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

1. Description of the Company and Summary of Significant Accounting Policies Continued

Revenue Recognition – Continued

•     The Company offers various reporting tools to call centers that collect, analyze and report call center statistics for peer group benchmarking and best-practice development. These reports are offered via individual purchases or via annual subscription. Revenues from individual purchases are recognized upon delivery of the reports. Revenues from subscriptions are recognized ratably over the subscription periods.

•     The Company offers various other products and services, including evaluation and certification of call center operations, training and certification of call center personnel, a call center agent satisfaction survey tool (FairCompareTM), short-term consulting, speech events and workshops, and books and publications. Revenues from these products and services are recognized upon shipment of the product or completion of the service.

Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company evaluates the carrying value of long-lived assets when events or circumstances indicate the existence of a possible impairment, based on projected undiscounted cash flows, and recognizes impairment when such cash flows will be less than the carrying values. Measurement of the amounts of impairments, if any, is based upon the difference between carrying value and fair value. Management believes the net carrying amount of long-lived assets will be recovered by future cash flows generated from its products and services.

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

1. Description of the Company and Summary of Significant Accounting Policies Continued

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in US GAAP and expands disclosures about fair value measurements. This Statement will be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the requirements of this new standard and has not concluded its analysis on the impact to the Company’s financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, (“FIN 48”) an interpretation of FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation requires that the Company recognize in the financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure. The provisions of FIN 48 are effective beginning January 1, 2007 with the cumulative effect of the change in accounting principle recorded as an adjustment to the opening balance of retained earnings. FIN 48 will be adopted during the first quarter of 2007 and it is not expected to have a material impact on the Company’s financial statements.

Fair Value of Financial Instruments

The carrying amounts reported in the accompanying balance sheets for cash, receivables, and accounts payable approximate fair values because of the immediate or short-term maturities of these financial instruments. The fair value of the Company’s capital lease obligation also approximates fair value based on current rates for similar debt.

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

2. Receivables	Receivables consist of the following:

	(Unaudited) September 30, 2006	December 31,
		2005	2004
Trade receivables	$543,398	$448,636	$423,538
Other receivables	7,338	13,173	13,607

	550,736	461,809	437,145
Allowance for doubtful accounts	(23,141)	(15,118)	(9,993)

	$527,595	446,691	$427,152

3. Prepaid Expenses	Prepaid expenses consists of the following:

	(Unaudited) September 30, 2006	December 31,
		2005	2004
Commissions	$15,173	$26,984	$—
Other	4,301	3,925	3,652

	$19,474	$30,909	$3,652

4. Property and Equipment	Property and equipment consisted of the following:

	(Unaudited) September 30, 2006	December 31,
		2005	2004
Office equipment	$39,737	$34,936	$31,933
Computer hardware and software	421,160	271,711	201,556
Internally developed software	45,089	45,089	45,089
Interactive voice response equipment under capital lease	137,441	—	—
Furniture and fixtures	3,162	3,162	3,162

	646,589	354,898	281,740
Less accumulated depreciation and amortization	(315,773)	(245,840)	(181,924)

	$330,816	$109,058	$99,816

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

5. Accrued Liabilities	Accrued liabilities consist of the following:

	(Unaudited) September 30, 2006	December 31,
		2005	2004
Payroll, payroll taxes and benefits	$52,345	$39,914	$29,612
Commissions	10,677	12,640	17,892
Sales taxes payable	773	1,436	326
Other	8,110	16,777	43,607

	$71,905	$70,767	$91,437

6. Related Party Commissions Payable	Related party commissions payable consists of amounts payable to employees for incentive based compensation. As of September 30, 2006 and December 31, 2005 and 2004, related party commissions payable totaled approximately $161,000, $149,000, and $115,000, respectively. Related party commissions expense recognized during the periods ended September 30, 2006 and 2005 (unaudited) and the years ended December 31, 2005 and 2004 was approximately $440,000, $508,000, $638,000 and $464,000, respectively.

7. Related Party Subscription Receivable	The Company has an unsecured, non interest bearing subscription receivable totaling $87,267 due in 10 equal quarterly installments beginning June 30, 2006 (final payment due September 30, 2008). Outstanding unpaid amounts will become immediately due, in the event of the sale, merger, or liquidation of the Company. The first payment due on June 30, 2006 has not yet been made.

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

8. Earnings (Loss) Per Share	The following table sets forth the computation of basic and diluted earnings (loss) per share (in thousands except per share data):

	(Unaudited) Nine Months Ended September 30,		Years Ended December 31,
	2006	2005	2005	2004
Numerator:
Net income (loss)	$223	$70	$(19)	$198

Numerator for diluted EPS	$223	$70	$(19)	$198

Denominator:
Denominator for Basic EPS - Weighted-average shares	17,267	17,235	17,238	16,103
Convertible preferred stock	5,598	5,598	—	5,598
Stock options	447	167	—	348
Warrant	69	22	—	30

Denominator for Diluted EPS	23,381	23,022	17,238	22,079

Earnings (loss) per common share:
Basic	$.01	$.00	$.00	$.01

Diluted	$.01	$.00	$.00	$.01

Common stock equivalents were not included in the denominator for Diluted EPS for the year ended December 31, 2005 because the effect would be anti-dilutive.

9. Capital Stock	The Board of Directors is authorized to issue no par common and preferred stock. The number of authorized common shares is 25,000,000. The number of authorized preferred shares is 5,822,000 of which 1,280,000 shares are designated Series A Convertible Preferred Stock and 4,542,000 shares are designated Series B Convertible Preferred Stock. As of September 30, 2006 and December 31, 2005 and 2004, there were 17,291,979, 17,246,667 and 17,256,667 shares of common stock outstanding, respectively. As of September 30, 2006 and December 31, 2005 and 2004, there were 1,216,666 shares of Series A Convertible Preferred Stock and 4,382,334 shares of Series B Convertible Preferred Stock outstanding, respectively. The significant rights, preferences, privileges and restrictions of the common and preferred stock are set forth below:

• Each Series A and B Convertible Preferred share is entitled to that number of votes equal to the number of whole shares of Common Stock into which such shares are then convertible.

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

9. Capital Stock Continued

•     In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, all assets and funds of the corporation shall be distributed first ratably to the Series A and B Convertible Preferred shareholders up to their respective preferential amounts of $.50 and $.15 plus all accrued but unpaid dividends thereon per share, respectively. The potential sale discussed in Note 14 would qualify as a voluntary liquidation.

•     Each share of Series A and B Convertible Preferred Stock is convertible, without the payment of any additional consideration, by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, into that number of shares of Common Stock as is determined by dividing the Conversion Price ($.50 and $.15 at September 30, 2006 in the case of the Series A and Series B Convertible Preferred Stock, respectively) by $.50, in the case of the Series A Convertible Preferred stock and $.15, in the case of the Series B Convertible Preferred stock. Series A and B Convertible Preferred Stock automatically converts into Common Stock upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended covering the offer and sale of the Company’s Common Stock if the per share price is not less than $1.25 (as adjusted for stock dividends, stock splits and similar capital modifications) and the aggregate purchase price of the Common Stock sold, before expenses, pursuant to the registration equals or exceeds $15,000,000. Automatic conversion shall also occur upon the affirmative vote of a majority of the aggregate number of shares of a particular preferred stock series.

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

10. Income Taxes	The provision for income taxes is different than amounts which would be provided by applying the statutory federal income tax rates (assumed to be approximately 34%) to income before income taxes for the following reasons (approximate):

	(Unaudited) Nine Months Ended September 30,		Years Ended December 31,
	2006	2005	2005	2004
Income tax benefit (expense) at statutory rates	$(127,890)	$(42,919)	$8,809	$(99,639)
State taxes	(11,307)	(3,915)	551	(8,913)
Meals and entertainment	(1,546)	(1,862)	(2,461)	(2,393)
Other	(12,395)	(7,255)	18	16,333

	$(153,138)	$(55,952)	$6,917	$(94,610)

Deferred tax assets (liability) are comprised of the following approximate amounts:

	(Unaudited) September 30, 2006	December 31,
		2005	2004
Current:
Net operating loss carryforward	$48,503	$189,195	$208,167
Accrued professional fees	40,075	24,523	12,501
Compensated absences	8,622	12,159	9,535
Bad debts	8,632	5,639	4,749
Other	14,491	17,895	3,878

Total	$120,323	$249,411	238,830

Long-term:
Depreciation	$(26,803)	$(20,527)	$(16,863)

At December 31, 2005, the Company had net operating loss carryforwards of $478,060 that expire at various dates through 2022.

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

11. Leases

The Company has entered into a noncancelable operating lease for office space, which expires at the end of May 2007. Operating lease expense totaled approximately $56,000 for each of the years ended December 31, 2005 and 2004 and approximately $42,000 for each of the nine month periods ended September 30, 2006 and 2005. Future minimum lease payments as of December 31, 2005 total approximately $80,000.

At September 30, 2006, the Company has capital leases for interactive voice response units (IVRs). Future minimum lease payments are as follows (unaudited):

Amount
Periods Ending September 30,:
2007	$73,480
2008	58,570
2009	7,455

139,505
Less amount representing interest	(10,446)

129,059
Less current portion	(66,201)

$62,858

12. Revenue/ Receivable Concentrations	The Company’s Echo Division has two customers that individually account for greater than 10% of the Company’s total revenue. Revenues generated from these customers are as follows:

	(Unaudited) Nine Months Ended September 30,		Years Ended December 31,
Revenue	2006	2005	2005	2004
Customer A	$725,654	$580,762	$809,436	$618,281
Customer B	283,500	389,212	531,837	91,275

	$1,009,154	$969,974	$1,341,273	$709,506

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

12. Revenue/ Receivable Concentrations Continued		(Unaudited) Nine Months Ended September 30,		Years Ended December 31,
	Receivable	2006	2005	2005	2004
	Customer A	$223,084	$133,164	$167,929	$129,463
	Customer B	94,500	132,500	212,212	89,550

		$317,584	$265,664	$380,141	$210,013

	Revenues generated by each of the Company’s divisions are as follows:
	Portal Division
		(Unaudited) Nine Months Ended September 30,		Years Ended December 31,
		2006	2005	2005	2004
	Survey tools and other products	$244,700	$228,826	$387,340	$388,673
	Consulting, research and other services	608,905	438,970	503,965	1,113,165
	Other	8,686	5,880	12,209	5,870

	Total	$862,291	$673,676	$903,514	$1,507,708

	Echo Division
		(Unaudited) Nine Months Ended September 30,		Years Ended December 31,
		2006	2005	2005	2004
	Survey tools and other products	$2,067,595	$1,473,183	$2,069,816	$991,150
	Consulting, research and other services	83,750	4,750	4,750	12,250
	Other	3,882	625	1,129	—

	Total	$2,155,227	$1,478,558	$2,075,695	$1,003,400

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

13. Employee Benefit Plan	The Company sponsors a 401(k) plan (Plan) for all eligible employees. Employees can contribute a percentage of their annual compensation subject to regulatory limitations. The Company provides a matching contribution equal to 20% of the first 10% of each employee’s contribution, up to a maximum of $500 per calendar year. During the nine months ended September 30, 2006 and 2005 and the years ended December 31, 2005 and 2004, the Company’s contributions to the Plan totaled $6,784, $6,713, $6,543 and $5,655, respectively.

14. Subsequent Event

On October 27, 2006, Company management signed a letter of intent to sell the Company to UCN, Inc. for a total sales price of $14,000,000. The consideration to be received consists of:

•     $500,000 in cash to be delivered at closing;

•     $4,500,000 of UCN, Inc. restricted common stock, which may be traded after one year and will be delivered at closing.

An additional $9,000,000 in purchase price may be paid if certain conditions are met. The additional payments would consist of:

•     $2,000,000 in cash (non-interesting bearing), payable in equal monthly installments over 36 months;

•     $7,000,000 earn out consideration in the form of a mixture of cash and UCN, Inc. common stock.

The share price of the UCN common stock at the date of close will be calculated as the average price in the five trading days prior to the close.

The $2,000,000 payment will be secured by the Echo intellectual property. However, it will be reduced according to a formula in the event that recurring revenue from current customers of Echo declines in the future.

The $7,000,000 earn out is payable quarterly and is based on a percentage of total recurring revenues in excess of $900,000 per quarter over a four-year period.

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

14. Subsequent Event Continued	The definitive sale agreement is in an advanced state of negotiation and includes some conditions precedent to closing. Among these is the disposition of the Portal Division of the Company, which is totally separate from the Echo Division and which holds a license from the Purdue Research Foundation (“PRF”) covering the use of the name “Center for Customer-Driven Quality”, as well as inbound call center benchmarking surveys and benchmarking data that were transferred to the Company by the PRF in 1999.

Selected financial data for the Portal Division, which will be discontinued, is as follows:

	(Unaudited) September 30, 2006	December 31,
		2005	2004
Assets	$660,377	$473,847	$533,269

	(Unaudited) Nine Months Ended September 30, 2006	Years Ended December 31,
		2005	2004
Revenue	$862,291	$903,514	$1,507,708

Income (loss) before income taxes	$(2,769)	$(451,294)	$48,055

The following actions will be taken by the Company with regard to the termination and transfer of the Portal Division prior to closing of the transaction:

• The license with the PRF will be cancelled;

• The intellectual property owned by the Portal Division will be sold (“Asset Sale”) to a new company (“New Company”) to be formed by certain of the current shareholders;

•     The Asset Sale will be priced to reflect the third party valuation performed by LECG, which resulted in a value of $91,000. This sale will be evidenced by a note (the “Note”) for $91,000 payable on a quarterly basis over three years, starting April 30, 2008 and bearing 6% interest.

• Receivables and payables associated with the Portal Division will remain with the Company;

BENCHMARKPORTAL, INC.

Notes to Financial Statements

Continued

14. Subsequent Event Continued

•     Approximately 15 customer contracts will be transferred to the New Company which pertain to the Portal division, including in-depth Reality Check Surveys, Call Center Certification, custom consulting and research studies / best practices studies;

•     Certain fixed assets associated with Portal operations will be transferred to the New Company, including two servers, the personal and laptop computers, as well as the printers and cell phones currently used by personnel dedicated to Portal division activities who will not be employed by UCN.

Per the terms of the definitive agreement, certain other assets will be removed from the Company and distributed to the owners ahead of the transaction, including excess cash and the Note. Details on these items are still in negotiation.

As a result of the actions required to be completed prior to closing the transactions, all of the current operations of the Portal Division will cease within the Company and will be operated under the new company, which will not be sold to UCN.

UCN, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

Nine months ended September 30, 2006 - See notes below

(in thousands)

		BenchmarkPortal, Inc.
	UCN, Inc.	Historical results	Pro forma adjustments		Pro forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$4,540	$393	$(893	) (1),(2)	$4,040
Restricted cash	10	—	—		10
Accounts and other receivables, net	10,851	528	600	(1)	11,979
Other current assets	427	249	68	(1)	744

Total current assets	15,828	1,170	(225)		16,773
Property and equipment, net	5,097	331	67	(1)	5,495
Intangible assets, net	7,638	—	4,691	(1)	12,329
Other assets	623	5	27	(1)	655

Total assets	$29,186	$1,506	$4,560		$35,252

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$—	$—	$—		$—
Current portion of long-term debt	955	66	—		1,021
Trade accounts payable	8,671	96	563	(1)	9,330
Accrued liabilities	2,337	214	(52)		2,499
Accrued commissions	1,283	161	—		1,444

Total current liabilities	13,246	537	(511)		13,272
Long-term debt and revolving credit note	7,906	63	—		7,969
Other long-term liabilities	83	27	—		110

Total liabilities	21,235	627	511		22,373

Stockholders’ equity:
Preferred stock	—	1,084	(1,084	) (2)	—
Common stock	3	11	(11	) (1),(2)	3
Additional paid-in capital	49,322	—	4,500	(1)	53,822
Warrants and options outstanding	1,277	—	—	(1)	1,277
Accumulated deficit	(42,651)	(216)	644	(1)	(42,223)

Total stockholders’ equity	7,951	879	4,049		12,879

Total liabilities and stockholders’ equity	$29,186	$1,506	$4,560		$35,252

UCN, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

Nine months ended September 30, 2006 - See notes below

(in thousands except per share data)

		BenchmarkPortal, Inc.
	UCN, Inc.	Historical results	Pro forma adjustments (3)		Pro forma Combined
Revenues	$63,794	$3,018	$(863)		$65,949
Operating expenses:
Costs of revenues	41,771	965	(279)		42,457
Selling and promotion	10,548	703	(226)		11,025
General and administrative	9,785	907	(358)		10,334
Depreciation and amortization	5,622	75	(361	) (4)	5,336
Research and development	921	—	—		921

Total operating expenses	68,647	2,650	(1,224)		70,073

Income (loss) from operations	(4,853)	368	361		(4,124)
Other income (expense):
Interest income	124	8	(1)		131
Interest expense	(828)	—	—		(828)
Loss on early extinguishment of debt	(364)	—	—		(364)

Total other expense, net	(1,068)	8	(1)		(1,061)

Net income (loss) before taxes	(5,921)	376	360		(5,185)
Income tax benefit (expense)	(11)	(153)	(2)		(166)

Net income (loss)	(5,932)	223	358		(5,351)
Preferred stock dividends	—	—	—		—

Net income (loss) applicable to common stockholders	$(5,932)	$223	$358		$(5,351)

Net income (loss) per common share:
Basic and diluted	$(0.25)	—	—		$(0.22)
Weighted average common shares outstanding:
Basic and diluted	24,111	—	—		24,111

UCN, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

Twelve months ended December 31, 2005 - See notes below

(in thousands except per share data)

		BenchmarkPortal, Inc.
	UCN, Inc.	Historical results	Pro forma adjustments (3)		Pro forma Combined
Revenues	$81,587	$2,979	$(904)		$83,663
Operating expenses:
Costs of revenues	54,202	1,443	(560)		55,085
Selling and promotion	13,143	698	(186)		13,655
General and administrative	13,243	794	(575)		13,462
Depreciation and amortization	7,197	77	(486	)(4)	6,788
Research and development	1,301	—	—		1,301

Total operating expenses	89,086	3,013	(1,807)		90,291

Income (loss) from operations	(7,499)	(33)	904		(6,628)
Other income (expense):
Interest income	108	7	23		139
Interest expense	(1,058)	—	—		(1,058)
Loss on early extinguishment of debt	—	—	—		—

Total other expense, net	(950)	7	23		(919)

Net income (loss) before taxes	(8,449)	(26)	927		(7,548)
Income tax benefit (expense)	302	7	—		309

Net income (loss)	(8,147)	(19)	927		(7,239)
Preferred stock dividends	(38)	—	—		(38)

Net income (loss) applicable to common stockholders	$(8,185)	$(19)	$927		$(7,277)

Net income (loss) per common share:
Basic and diluted	$(0.40)	—	—		$(0.35)
Weighted average common shares outstanding:
Basic and diluted	20,669	—	—		20,669

UCN, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

On February 9, 2007, UCN entered into an agreement, through a wholly owned subsidiary, with BenchmarkPortal, Inc. (BMP) to acquire all outstanding ownership equity. Under the agreement, UCN paid form BMP shareholders $500,000 in cash and issued 1,535,836 shares of UCN common stock at $2.93 per share for a total initial purchase price of $5.0 million.

UCN also agreed to pay BMP stockholders $2.0 million of additional cash in 36 equal monthly installments of $55,556, subject to adjustment under certain circumstances. Specifically, if monthly recurring revenue from the sale of ECHO services to customers of the ECHO services as of the date of closing falls, after closing, below $265,766 per month (as adjusted down over the payment period based on a 2% annual attrition rate) the monthly payment will be adjusted down dollar for dollar for each monthly shortfall during the first two years of the payment period and 50 cents for each dollar of monthly shortfall in the last year. However, for any months during the payment period that the monthly recurring revenue from the ECHO legacy customers exceeds the required amount, the excess will be accumulated and applied to reduce a monthly shortfall before any reduction in the monthly payment and will also be applied to recoup the portion of any payments in prior months not made because of a shortfall. Payment of the $2.0 million (or lesser adjusted amount) is secured by the ECHO software acquired by Echo Metrics through the merger.

In addition to the $2.0 million cash payments, UCN agreed to pay to the BMP stockholders a contingent quarterly earn out based on monthly recurring revenue from the sale of ECHO services during the four-year period after closing. If only monthly recurring revenue for each calendar quarter after closing exceeds a base amount of $900,000, UCN will pay to the Security Holders 15% of the revenue in excess of the base for the first year, 16% of the revenue in excess of the base for the second year, 18% of the revenue in excess of the base for the third year, and 20% of the revenue in excess of the base for the last year. The aggregate amount of the contingent quarterly payments cannot exceed $7.0 million. If after giving effect to the distribution of the contingent quarterly payment for a given quarter the total value of the UCN stock issued to the Security Holders is less than 40% of the total consideration paid to date, then the payment for that quarter will be made in shares of common stock of UCN (based on market value at the time of payment) to the extent necessary so that the total consideration paid to the Security Holders is 40% common stock of UCN.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Acquisition Price:
Cash	$500
Common stock	4,500
Estimated assumed liabilities	563

Total estimated acquisition price	$5,563

Asset Category:
Tangibles Assets:
Accounts receivable	$600
Prepaid expenses	28
Other assets - short term	150
Property and equipment	67
Other assets - long term	27

Total estimated tangible assets	$872

Intangibles Assets:		Estimated Life
Customer relationships	$1,402	10 Years
Trademark/tradename	1,219	Indefinite
Proprietary technology	1,345	5 Years
Non competition agreements	199	3 Years
Goodwill	526	N/A

	$4,691

The accompanying unaudited pro forma combined condensed financial statements have been prepared to illustrate the estimated effect of this transaction. The pro forma financial statements do not reflect any anticipated cost savings inherent in the Company redirecting acquired resources, or synergies that are anticipated to result from the transaction, and there can be no assurance that any such cost savings or synergies will occur. The Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 2005 and nine months ended September 30, 2006 give pro forma effect as if the transaction had occurred on January 1, 2005. The Unaudited Pro Forma Combined Condensed Balance Sheet gives pro forma effect as if the transaction had occurred on September 30, 2006.

The accompanying pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the transaction taken place on the assumed dates or during the periods presented, or which may be reported in the future. The pro forma adjustments are described in these accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. This pro forma information should be read in conjunction with the historical financial statements and notes related thereto for UCN, Inc. and BenchmarkPortal, Inc.

An allocation of the purchase price has been made to major categories of assets in the accompanying pro forma financial statements based on information currently available. Any final allocation of the purchase price and the resulting effect on income or loss from operations may differ from the pro forma amounts included herein. These pro forma adjustments represent the Company’s initial determination of purchase accounting adjustments and are based on available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

The transaction was recorded using the purchase method of accounting. The allocation of the aggregate purchase price to the tangible and identifiable assets and liabilities acquired and assumed in connection with this acquisition was based on the estimated fair values as estimated by the Company. The acquired customer base is expected to have an estimated useful life of ten years, and is being amortized on a straight-line basis. The acquired technology is expected to have an estimated useful life of five years, and is being amortized on a straight-line basis. The non-competition agreements entered into with key former BMP employees are expected to have an estimated useful life of three years, and are being amortized on a straight-line basis.

2. PRO FORMA ADJUSTMENTS

Pro forma adjustments for the unaudited pro forma combined condensed financial statements are as follows:

1.	Represents adjustments to record the estimated final purchase price including the fair value. The final purchase price amounts will be determined subsequent to closing, but are not expected to be materially different.

2.	Represents adjustments to eliminate BMP equity, distribution of all BMP cash balances to shareholders and the elimination of barter credits and inventory as agreed to by UCN and BMP.

3.	Prior to the acquisition of BenchmarkPortal, Inc. (BMP) by UCN, Inc. (UCN), BMP’s Portal Division will be effectively terminated by the cancellation of a license agreement that was previously in place with Purdue Research Foundation. UCN will not benefit from revenues from Portal Division customers and will not incur in costs associated from operating the division.

4.	Represents adjustment of $357,000 for the nine months ended September 30, 2006 and $476,000 for the year ended December 31, 2005 to record amortization of intangibles recorded at closing with the following estimated useful lives: ten years for customer relationships; five years for proprietary technology, and three years for non competition agreements.

3. PRO FORMA NET LOSS PER SHARE

The net loss attributable to common shareholders and shares used in computing the net loss per share attributable to common shareholders for the year ended December 31, 2005 and for the nine months ended September 30, 2006 are based on the historical weighted average common shares outstanding. Common stock issuable upon the exercise of stock options and warrants have been excluded from the computation of net loss per share attributable to common shareholders, as the effect would be anti-dilutive.